Exhibit 99.1

Structure Therapeutics Reports Second Quarter 2026 Financial Results and Recent Highlights

First patients dosed in aleniglipron (oral small molecule GLP-1 receptor agonist)
Phase 3 ACCOMPLISH program for chronic weight management

Data from Phase 1 SAD clinical trial of ACCG-2671 (oral small molecule dual amylin and calcitonin receptor agonist) and initiation of MAD clinical trial on track for Q3 2026

Topline 72-week aleniglipron ACCESS OLE data on track for Q3 2026;
data from body composition, type 2 diabetes/obesity and SWITCH clinical trials on track for Q4 2026

Appointed metabolic commercial industry veteran John Berrios as Chief Commercial Officer

Cash, cash equivalents and short-term investments of $1.3 billion as of June 30, 2026 expected to fund projected operations and key clinical milestones through 2028

SAN FRANCISCO, August 6, 2026 – Structure Therapeutics Inc. (NASDAQ: GPCR), a clinical-stage global biopharmaceutical company developing novel oral small molecule therapeutics for metabolic diseases, with a focus on obesity, today reported financial results for the second quarter ended June 30, 2026 and provided a business update including the initiation of the Phase 3 ACCOMPLISH program evaluating aleniglipron for chronic weight management.

“Dosing the first patients in ACCOMPLISH-1 and -2 is a defining milestone for Structure as we advance aleniglipron, our potentially best-in-class oral GLP-1 receptor agonist, toward potential registration,” said Raymond Stevens, Ph.D., Chief Executive Officer of Structure Therapeutics. “As we enter this next stage of development, the appointment of John Berrios as our Chief Commercial Officer adds tremendous experience in obesity, diabetes, market access and commercialization to our senior leadership team, particularly given his leadership role in the GLP-1 space.”

“Obesity is a chronic disease, and people need treatment options that can adapt to their individual goals over time,” continued Dr. Stevens. “We are building a comprehensive portfolio of oral small molecule medicines designed to provide greater choice, flexibility and accessibility across the treatment journey, from initial weight loss through long-term weight maintenance. As an important component of this strategy, we are advancing ACCG-2671, our potentially first-in-class oral small molecule dual amylin and calcitonin receptor agonist and remain on track to report initial single ascending dose data and initiate a multiple ascending dose clinical trial in the third quarter. We also look forward to initiating our combination GLP-1 and amylin receptor agonist clinical trial later this year. We believe these programs have the potential to provide meaningful, sustained weight and metabolic benefits through convenient and accessible oral treatment options.”

Recent and Upcoming Milestones

Aleniglipron – Oral Small Molecule Selective Glucagon-Like Peptide 1 (GLP-1) Receptor Agonist for Chronic Weight Management

The Company announced that the first patients have been dosed in the Phase 3 ACCOMPLISH program, which includes two clinical trials evaluating aleniglipron, a once-daily oral small molecule GLP-1 receptor agonist.

•	ACCOMPLISH-1 is evaluating aleniglipron in adults living with obesity or overweight with a weight-related comorbidity and will enroll up to 3,600 patients; ACCOMPLISH-2 is evaluating aleniglipron in adults living with obesity or overweight and type 2 diabetes mellitus (T2DM) and will enroll up to 1,100 patients.

•	ACCOMPLISH-1 and ACCOMPLISH-2 are randomized, double-blind, placebo-controlled clinical trials designed to evaluate the long-term efficacy and safety of three maintenance doses of aleniglipron. Participants in the clinical trials will be randomized to one of four treatment arms, with three active doses (45 mg, 90 mg or 180 mg) or placebo. Patients will begin treatment at a 2.5 mg starting dose with 4-week titration increments.

•	Together, the ACCOMPLISH clinical trials are designed to support global regulatory submissions for aleniglipron in chronic weight management.

•	Additional information about ACCOMPLISH-1 and ACCOMPLISH-2, including endpoints, eligibility criteria and enrolling sites, is available at ClinicalTrials.gov under identifiers NCT07654361 and NCT07654374, respectively.

In June 2026, data from the Phase 2b ACCESS clinical trial of aleniglipron were published in Nature Medicine and highlighted in an oral presentation at the American Diabetes Association's (ADA) 86th Scientific Sessions. The publication and presentation detailed dose-dependent, clinically meaningful and statistically significant reductions in body weight, with continued weight loss beyond 36 weeks and up to 16.2% at 44 weeks observed during the open-label extension. The tolerability profile reflected the well-known gastrointestinal-related adverse events typical of the GLP-1 class, with a favorable overall discontinuation rate of 10.4%.

Structure plans to report new data from the following aleniglipron clinical trials in the second half of 2026:

•	The ACCESS Open Label Extension (OLE) clinical trial is evaluating the tolerability of the dose titration regimen that includes a starting dose of 2.5 mg in placebo crossover patients. The clinical trial will be completed after a total of 72 weeks of treatment, where some participants have been exposed to 180 mg for a certain period of time. Data are expected in Q3 2026.

•	The Body Composition clinical trial is assessing the effect of aleniglipron on body fat loss over a 44-week evaluation period. Data are expected in Q4 2026.

•	The clinical trial in patients with T2DM with obesity/overweight is evaluating the potential for including participants with T2DM in the Phase 3 program. Data are expected in Q4 2026.

•	The SWITCH clinical trial is assessing the transition from an approved injectable GLP-1 receptor agonist to once-daily oral aleniglipron for long-term weight loss maintenance. Data are expected in Q4 2026.

Oral Small Molecule Dual Amylin and Calcitonin Receptor Agonists

•	ACCG-2671, an oral small molecule dual amylin and calcitonin receptor agonist, continues to be evaluated in an ongoing Phase 1 single ascending dose (SAD) clinical trial assessing safety, tolerability, pharmacokinetics and food effect in healthy adult participants. Initial data, along with initiation of a multiple ascending dose (MAD) clinical trial, remain on track for Q3 2026.

•	The Company plans to initiate a Phase 1 clinical trial of its second oral small molecule dual amylin and calcitonin receptor agonist candidate, ACCG-3535, in Q4 2026, demonstrating continued leadership in the oral small molecule amylin field.

Combination of Oral Small Molecule GLP-1 and Amylin Receptor Agonists

•	Preclinical combination data of aleniglipron and ACCG-2671 were presented at the ADA Scientific Sessions in June 2026 demonstrating additional weight loss compared to each monotherapy in non-human primates. A combination clinical trial is expected to be initiated in Q4 2026.

Appointment of John Berrios as Chief Commercial Officer (CCO)

•	Structure has appointed John Berrios as its CCO. Mr. Berrios brings more than 25 years of commercial leadership experience across the biopharmaceutical industry, with expertise spanning commercial strategy, sales, marketing, operations and market access. Most recently, he served as Head of U.S. Sales Strategy and Innovation for Obesity and Diabetes at Novo Nordisk and was instrumental in leading the strategic planning and commercial launch of its obesity and diabetes portfolio. Previously, he held senior leadership roles at Bayer Pharmaceuticals and AstraZeneca, where he led commercial organizations and supported the launch and growth of multiple products across obesity, diabetes, cardiovascular disease, and other therapeutic areas.

Second Quarter 2026 Financial Highlights

Cash Position: Cash, cash equivalents and short-term investments totaled $1.3 billion as of June 30, 2026, compared to $1.5 billion as of March 31, 2026. The Company expects its current cash, cash equivalents and short-term investments to fund projected operations and key clinical milestones through the end of 2028, including costs related to the ongoing aleniglipron ACCESS OLE, ACCESS II extension clinical trial, the supplementary clinical trials, and Phase 3 registrational program in chronic weight management, but excludes additional costs related to pre-commercialization activities including commercial manufacturing.

Research and Development (R&D) Expenses: R&D expenses for the second quarter of 2026 were $100.1 million, as compared to $54.7 million for the same period in 2025. The increase in research and development expenses was primarily due to increases related to clinical trial costs, preclinical research and development expenses, and employee expenses (primarily due to an increase in personnel).

General and Administrative (G&A) Expenses: G&A expenses for the second quarter of 2026 were $18.6 million, as compared to $15.7 million for the same period in 2025. The increase in G&A expenses was primarily due to increases in employee expenses as the Company expanded its infrastructure to drive and support the growth in operations as a publicly-traded company, and increases in professional services.

Net Loss: Net loss for the second quarter of 2026 totaled $106.2 million, with non-cash share-based compensation expense of $12.6 million, compared to a net loss of $61.7 million for the same period in 2025, with non-cash share-based compensation expense of $7.5 million.

About Structure Therapeutics

Structure Therapeutics is a science-driven clinical-stage biopharmaceutical company focused on discovering and developing innovative oral small molecule treatments for chronic metabolic conditions with significant unmet medical needs. Utilizing its next generation structure-based drug discovery platform, the Company has established a robust GPCR-targeted pipeline, featuring multiple wholly-owned proprietary clinical-stage oral small molecule compounds designed to surpass the scalability limitations of traditional biologic and peptide therapies and be accessible to more people living with obesity around the world. For additional information, please visit www.structuretx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are statements that could be deemed forward-looking statements, including, without limitation, statements concerning: the Company’s future plans and prospects, including its research and development activities; the design, initiation, enrollment, conduct, timing and completion of the Company’s clinical trials, including the aleniglipron Phase 3 ACCOMPLISH program, the ACCG-2671 multiple ascending dose (MAD) clinical trial, the ACCG-3535 Phase 1 clinical trial and the combination amylin/GLP-1 clinical trial and the timing of topline, interim, or additional data readouts from the Phase 1 single ascending dose (SAD) clinical trial of ACCG-2671, and the aleniglipron ACCESS OLE, Body Composition, SWITCH and type 2 diabetes/obesity clinical trials; the Company’s expectation that the aleniglipron ACCOMPLISH clinical trials will be sufficient to support global regulatory submissions for aleniglipron in chronic weight management; any expectations regarding the potential benefits, tolerability and safety profile, accessibility, scalability, combinability, capability, efficacy, convenience, expected effects, competitive positioning (including any characterization of a product candidate as potential “best-in-class” or “first-in-class”) and future application of aleniglipron, ACCG-2671, ACCG-3535 and any other of the Company’s investigational compounds; any presumption that topline, interim or preliminary data will be representative of, or predictive of, final data from other or later clinical trials; the Company’s ability to support global regulatory submissions for its product candidates and to obtain, maintain and expand regulatory approvals; and the Company’s expectations regarding its cash, cash equivalents and short-term investments and its estimated cash runway, including its ability to fund projected operations and clinical milestones through the end of 2028. In addition, when or if used in this press release, the words and phrases “continue,” “could,” “anticipated,” “believe,” “expect,” “may,” “on track,” “plan,” “potential,” “project,” “remain,” “target,” “suggests,” “to be,” “to begin,” “will,” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation: the risk that topline, interim or preliminary data the Company reports are based on a preliminary analysis of then-available efficacy and safety data, and such data may change following a more comprehensive review of the data related to the applicable clinical trial, and such topline, interim or preliminary data may not accurately reflect the complete or final results of a clinical trial; the preliminary nature of clinical results given the length of the applicable clinical trial and sample size, and the fact that results from earlier clinical trials are not necessarily predictive of future results; potential delays in the commencement, enrollment, conduct or completion of the Company’s planned and ongoing clinical trials, including the Phase 3 ACCOMPLISH program; the risk that clinical trial results may not support further development or regulatory approval of aleniglipron, ACCG-2671, ACCG-3535, or the Company’s other therapeutic candidates; the Company’s ability to obtain and maintain regulatory approval of, and ultimately successfully commercialize, its therapeutic candidates; the effect of competitive products or therapeutic approaches on the commercial value of the Company’s product candidates; the Company’s ability to fund its development activities and achieve its development goals; and other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including the Company’s most recent Quarterly Report on Form 10-Q, and other reports the Company has filed or may file with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investors:

Corey Davis, Ph.D.
LifeSci Advisors, LLC
212-915-2577
cdavis@lifesciadvisors.com

Jen Robinson
Structure Therapeutics Inc.
ir@structuretx.com

Media:
Dan Budwick
1AB
Dan@1abmedia.com

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$100,057	$54,710	$166,564	$97,577
General and administrative	18,573	15,741	41,445	29,185
Total operating expenses	118,630	70,451	208,009	126,762
Loss from operations	(118,630)	(70,451)	(208,009)	(126,762)
Interest and other income, net	12,705	8,929	26,306	18,505
Loss before provision for income taxes	(105,925)	(61,522)	(181,703)	(108,257)
Provision for (benefit from) income taxes	234	139	424	237
Net loss	$(106,159)	$(61,661)	$(182,127)	$(108,494)

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	JUNE 30,	DECEMBER 31,
	2026	2025
Assets
Current assets:
Cash, cash equivalents and short-term investments	$1,342,658	$1,446,197
Prepaid expenses and other current assets	29,370	124,106
Total current assets	1,372,028	1,570,303
Property and equipment, net	6,332	6,653
Operating right-of-use assets	6,060	6,245
Other non-current assets	40,995	717
Total assets	$1,425,415	$1,583,918
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$11,131	$13,864
Accrued expenses and other current liabilities	52,387	46,543
Operating lease liabilities, current portion	2,595	2,878
Total current liabilities	66,113	63,285
Operating lease liabilities, net of current portion	3,633	3,609
Other non-current liabilities	1,265	647
Total liabilities	71,011	67,541
Total shareholders’ equity	1,354,404	1,516,377
Total liabilities and shareholders’ equity	$1,425,415	$1,583,918